EXHIBIT 4.2

     Right to
Purchase_______
Shares of
Common Stock,
par value $0.001
per share

FORM OF COMMON STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, _____________ or its registered assigns (the “Holder”), is entitled to purchase from Geron Corporation, a Delaware corporation (the “Company”), at any time or from time to time during the period specified in Paragraph 2 hereof, ________ (_______) fully paid and nonassessable shares (the “Warrant Shares”) of the Company's common stock, par value $0.001 per share (the “Common Stock”), at a per share exercise price equal to $9.00 (the “Exercise Price”).

     This Warrant is subject to the following terms, provisions, and conditions:

     1. Manner of Exercise; Issuance of Certificates; Payment for Warrant Shares

          (a) Exercise; Payment. Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares purchased by the Holder shall be deemed to be issued to the Holder or the Holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above.

          (b) Issuance. Upon surrender of this Warrant, delivery of the Exercise Agreement, and payment to the Company of the Exercise Price, the Warrant Shares shall be issued and delivered to the Depository Trust Company account on the Holder’s behalf via the Deposit Withdrawal Agent Commission system (“DWAC Transfer”) within a reasonable time, not to exceed three (3) business days after such exercise; provided, however, that if this Warrant is exercised (i) at any time that DWAC Transfer is not available or (ii) during the Lock-Up Period (as defined in that certain Lock-Up Agreement signed by the Holder of even date herewith (the “Lock-Up Agreement”)), or if Holder requests in writing otherwise, certificates for the Warrant Shares shall be issued, dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding ten (10) business days after such exercise), and the Holder hereof shall be deemed for all purposes to be the holder of the Warrant Shares so purchased as of the date of such exercise. Any certificates requested shall be delivered in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

          (c) Rescission of Exercise Agreement. In the event an Exercise Agreement is delivered and the Company is unable to issue the Warrant Shares as provided in Paragraph 1(b) above, the Holder may, at its option, rescind such Exercise Agreement. In any event, if the Company is unable to issue the Warrant Shares via DWAC transfer (or otherwise without restrictive legend), because (i) the Securities and Exchange Commission (the “Commission”) has issued a stop order with respect to the registration statement relating to the Shares (the “Registration Statement”), (ii) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iii) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iv) no exemption from the registration requirements is otherwise available, (v) the Lock-Up Period is in effect, or (vi) otherwise, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares. Further, the Warrant shall not be exercisable if (a) the Registration Statement is not effective at the time of exercise or (b) an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), is not available.

     2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after September 9, 2009 and before 5:00 p.m., New York City time on September 9, 2014 (the “Exercise Period”).

     3. Legends. The Holder understands and acknowledges that the Warrant Shares are subject to the terms and conditions of the Lock-Up Agreement. Each stock certificate representing Warrant Shares issued during the Lock-Up Period shall bear the following legend:

“UNTIL SEPTEMBER 9, 2010 THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

     4. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

          (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

          (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the full exercise of this Warrant.

          (c) Listing. The Company shall promptly secure the listing of the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall make commercially reasonable efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall make commercially reasonable efforts to maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

          (d) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

     5. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 5. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

          (a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased. “Common Stock,” for purposes of this Paragraph 5, includes the Common Stock, par value $0.001 per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, par value $0.001 per share, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Paragraph 5(c) hereof, the stock or other securities or property provided for in such Paragraph.

          (b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Paragraph 5, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          (c) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

          (d) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

          (e) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than one percent (1%) of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than one percent (1%) of such Exercise Price.

          (f) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock. “Fair Market Value” shall mean the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise as reported by The Nasdaq Global Market or such other principal exchange or quotation system on which the Common Stock is then traded or, if the Common Stock is not publicly traded, the price determined in good faith by the Company’s Board of Directors.

          (g) Other Notices. In case at any time:

     (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

     (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

     (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

     (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least fifteen (15) days prior to the record date or the date on which the Company’s books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

          (h) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Paragraph 5 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Paragraph 5(d) hereof, and the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.

          (i) Withholding Taxes. In the event that an adjustment to the Exercise Price (or a failure to adjust the Exercise Price) results in a constructive distribution to the Holder of the Warrants under Section 305 of the Internal Revenue Code of 1986, as amended, the Company may withhold, to the extent required by applicable law, any applicable United States federal withholding tax from any subsequent distributions of cash or property made to the Holder, including any Common Stock issued by the Company upon the exercise of this Warrant.

     6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of such Warrant Shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

     7. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     8. Transfer, Exchange, and Replacement of Warrant.

          (a) Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Paragraph 9 below. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder as the owner and Holder for all purposes, and the Company shall not be affected by any notice to the contrary.

          (b) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          (c) Cancellation. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 8, this Warrant shall be promptly canceled by the Company.

          (d) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     9. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 230 Constitution Drive, Menlo Park, California 94025, Attn: David Greenwood, fax no. (650) 473-7701, with copies to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, Attn: Mark Roeder, Esq., fax no. (650) 463-2600, or at such other address as shall have been furnished to the Holder by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

     10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS). BOTH PARTIES IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS AND THE STATE COURTS LOCATED IN CALIFORNIA WITH RESPECT TO ANY SUIT OR PROCEEDING BASED ON OR ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH SUIT OR PROCEEDING MAY BE DETERMINED IN SUCH COURTS. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

     11. Miscellaneous.

          (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

          (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

          (c) Remedies. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by a party of the provisions of this Warrant, that non-breaching party shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Warrant, without the necessity of showing economic loss and without any bond or other security being required.

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

GERON CORPORATION

By:
Name:	David L. Greenwood
Title:	Executive Vice President and Chief
Financial Officer

Dated as of September 9, 2009

FORM OF EXERCISE AGREEMENT

Dated:________ __, 20__

To: GERON CORPORATION

     _____________, pursuant to the provisions set forth in the Warrant attached hereto, hereby agrees to purchase ________shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of ____________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Signature:
Name:
Title:
Address:

Note:	The above signature should correspond exactly with the name on the face of the Warrant attached hereto.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the Warrant attached hereto, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, ____________hereby sells, assigns, and transfers all the rights of the undersigned under the Warrant attached hereto, with respect to the number of shares of Common Stock covered thereby set forth herein below, to:

Name of Assignee	Address	No of Shares

, and hereby irrevocably constitutes and appoints ____________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated: _______ ___, 200_

In the presence of:

________________________

Signature:
Name:
Title:
Address:

Note:	The above signature should correspond exactly with the name on the face of the Warrant attached hereto.